Exhibit 99.1

Chembio Diagnostics and LumiraDx Enter Collaboration
to Develop New Point-of-Care Diagnostic Tests for Infectious Diseases

MEDFORD, N.Y., April 25, 2018 -- Chembio Diagnostics, Inc. (Nasdaq: CEMI), a leader in point-of-care (POC) diagnostic tests for infectious diseases, today announced that it has entered into a collaboration agreement with LumiraDx to develop new POC diagnostic tests for infectious diseases. Under terms of the agreement, Chembio will receive funding from LumiraDx, subject to satisfying certain milestones, to develop certain new POC infectious disease tests. The agreement includes the potential development of a variety of new POC tests, which represent some of the world’s most significant global health threats. Following the regulatory approval and commercialization of tests in accordance with this agreement, Chembio will both sell reagents to, and receive royalty payments from, LumiraDx on sales of all products developed through this collaboration.

“We selected Chembio as our partner due to the company’s expertise in developing high-quality POC infectious disease assays, and we believe the commercial opportunity for both firms is significant,” stated Ron Zwanziger, LumiraDx's Chairman and Chief Executive Officer.

The LumiraDx collaboration enables Chembio to further pursue its strategy through the development of a portfolio of new POC infectious disease tests that utilize Chembio’s scientific expertise in the field of POC infectious disease.

"We are excited about the collaboration with LumiraDx as it validates our scientific expertise and complements our DPP® platform strategy,” stated John Sperzel, Chembio's Chief Executive Officer. “Through our joint efforts, we expect the new products to provide access to a broader customer base. In addition, we anticipate expanding our product portfolio by applying reagent biomarkers funded through this agreement to our DPP® platform.”

About Chembio Diagnostics

Chembio Diagnostics, Inc. develops, manufactures, licenses and markets rapid diagnostic tests in the growing $8.0 billion POC testing market. The Company markets its products directly and through third-party distributors under the brand names: DPP®, STAT-PAK®, SURE CHECK®, and STAT-VIEW®.

Chembio has developed and patented the DPP® technology platform, which offers significant advantages over traditional POC lateral-flow technologies and provides the Company with a significant pipeline of business opportunities in the area of sexually transmitted disease, tropical and fever disease, and technology collaborations.

Headquartered in Medford, NY, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13485. Each of Chembio Diagnostic Systems Inc. and Chembio Diagnostics Malaysia Sdn Bhd is a wholly-owned subsidiary of Chembio Diagnostics, Inc.  For more information, please visit: www.chembio.com.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended.  Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties.  Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contact:

Lynn Pieper Lewis
Gilmartin Group
(415) 937-5402
investor@chembio.com